Prof.Dr.med Rainer Friedel                          Larchenstrafe 11
                                                    30161 Hannover
                                                    Tel.: 0511 - 85 38 27
                                                    Fax:  0511 - 8-66-49 19
Friedel, Larchenstrafe 11, D-30161 Hanover



Edwin H. Wegman
CEO and President
Biospecifics Technologies Corporation
35 Wilbur Street
Lynbrook, NY 11563
USA

                                                                      30.04.04



Dear Ed:

Herewith I resign from the Board of Directors of Biospecifics Technologies Corporation.

Sincerely,


/s/ Rainier Friedel
--------------------
Rainier Friedel